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As filed with the Securities and Exchange Commission on February 21, 2002

Registration No. 333-75796

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT

Under The Securities Act of 1933

TTM Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1033443 (I.R.S. Employer Identification No.)

17550 N.E. 67th Court
Redmond, Washington 98052
(425) 883-7575
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Stacey M. Peterson
Chief Financial Officer
2630 S. Harbor Blvd.
Santa Ana, California 92704
(714) 241-0303
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce E. Macdonough, Esq. Michael L. Kaplan, Esq. Greenberg Traurig, LLP 2375 E. Camelback Rd. Phoenix, Arizona 85016 (602) 445-8305	Peter T. Healy, Esq. Douglas K. Sugimoto, Esq. O'Melveny & Myers LLP 275 Battery Street, Suite 2600 San Francisco, CA 94111 (415) 984-8700

      Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        TTM Technologies, Inc. has prepared this Amendment No. 2 for the purpose of filing with the Securities and Exchange Commission Exhibit 5.1 to the Registration Statement. Amendment No. 2 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, such Prospectus has not been included herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts, payable by the Registrant in connection with the sale of the securities being registered. All amounts shown are estimates, except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

SEC registration fee	$23,900
NASD fee	10,500
Nasdaq National Market listing fee	22,500
Financial advisory fee	340,500
Printing and engraving expenses	225,000
Legal fees and expenses	125,000
Accounting fees and expenses	250,000
Transfer agent and registrar fees	5,000
Miscellaneous fees	8,200

Total	$1,010,600

Item 15. Indemnification of Directors and Officers.

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The Registrant's Amended and Restated Articles of Incorporation (Exhibit 3.3 hereto) and Bylaws (Exhibit 3.4 hereto), which will be in effect immediately upon the closing of this offering, require the registrant to indemnify its officers and directors to the fullest extent permitted by Washington law.

        Section 23B.08.320 of the WBCA authorizes a corporation to limit or eliminate a director's liability to the corporation or its shareholders for monetary damages for breaches of fiduciary duties, other than for (1) acts or omissions that involve intentional misconduct or a knowing violation of law, (2) unlawful distributions to shareholders, or (3) transactions from which a director derives an improper personal benefit. The Registrant's Amended and Restated Articles of Incorporation (Exhibit 3.3 hereto), which will be in effect immediately upon the closing of this offering, contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

        In addition, the Registrant has entered into separate indemnification agreements, the form of which is attached as Exhibit 10.19 to this Registration Statement and incorporated herein by reference, with its directors and certain executive officers and key employees. The indemnification agreements provide these executive officers, directors and key employees with indemnification against liabilities that arise because of their status or service to the maximum extent permitted by the WBCA. These agreements could require the Registrant to advance expenses to these individuals incurred as a result of any proceeding against them as to which they could be indemnified.

        The Underwriting Agreement (Exhibit 1.1 hereto) provides for indemnification between the underwriters and the registrant from and against certain liabilities arising in connection with the offering which is the subject of this Registration Statement.

        The Registrant also has obtained in conjunction with the effectiveness of the Registration Statement a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16. Exhibits.

1.1	Proposed form of Underwriting Agreement.(5)
2.1	Form of Plan of Reorganization.(2)
2.2
Recapitalization and Stock Purchase Agreement dated as of December 15, 1998 by and among Circuit Holdings, LLC, the Registrant and Lewis O. Coley, III, the Colleen Beckdolt Trust No. 2 and Ian Lewis Coley Trust No. 2.(2)
3.1	Registrant's Amended Articles of Incorporation.(2)
3.2	Registrant's Amended Bylaws.(2)
4.1	Form of Registrant's common stock certificate.(2)
4.2	Registration Rights Agreement dated as of December 15, 1998 among the Registrant, Lewis O. Coley, III and Circuit Holdings, LLC.(2)
4.3	Registration Rights Agreement dated as of July 13, 1999 among the Registrant and certain Purchasers listed on Schedule I thereto.(2)
4.4	Registration Rights Agreement dated as of July 13, 1999 among the Registrant and certain Purchasers of Warrants listed on Schedule I thereto.(2)
4.5	Subscription Agreement dated as of July 13, 1999 among the Registrant and Purchasers of Company Common Stock listed on Schedule I thereto.(2)
5.1	Opinion of Karr Tuttle Campbell, P.S.(4)
10.1
Amended and Restated Credit Agreement dated as of September 29, 2000 among the Company, the Domestic Subsidiaries of the Company from time to time parties thereto, the Lender Parties thereto, First Union National Bank, as Administrative Agent, Fleet Union Capital Markets Corp., as Lead Arranger.(3)
10.2
First Amendment to Amended and Restated Credit Agreement dated as of October 13, 2000 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, the Lender Parties thereto and First Union National Bank, as Administrative Agent.(3)
10.3
Second Amendment to Amended and Restated Credit Agreement dated as of December 21, 2001 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, the Lender Parties thereto and First Union National Bank, as Administrative Agent.(5)
10.4	Amended, Restated and Consolidated Management and Consulting Agreement among the Registrant, T.C. Management, L.L.C., T.C. Management IV, L.L.C. and Brockway Moran & Partners Management, L.P.(2)
10.5	Employment Agreement dated as of August 3, 2000 between the Registrant and Kenton K. Alder.(2)
10.6	Offer Letter dated as of February 25, 2000 between the Registrant and Stacey M. Peterson.(2)

10.7	Amended and Restated Management Stock Option Plan.(2)
10.8	Form of Management Stock Option Agreement.(2)
10.9	Form of 2000 Equity Compensation Plan.(2)
10.10	Form of Indemnification Agreement with directors, officers and key employees.(2)
10.11	Lease Agreement dated as of July 19, 1995 between the Port of Skagit County and the Registrant.(2)
10.12	Standard Industrial/Commercial Single-Tenant Lease dated as of March 9, 1998 between Harbor Building, LLC and Power Circuits, Inc.(2)
10.13	First Amendment to Lease dated as of February 1999 by Harbor Building, LLC and Power Circuits, Inc.(2)
10.14	Statutory Warranty Deeds for Redmond Facility.(2)
21.1	Subsidiaries of the Registrant.(2)
23.1	Consent of Arthur Andersen LLP.(5)
23.2	Consent of Ernst & Young LLP.(5)
23.3	Consent of Karr Tuttle Campbell, P.S. (included in opinion filed as Exhibit 5.1).
24.1	Power of Attorney pursuant to which amendments to this registration statement may be filed.(5)

(1)
To be filed by amendment.

(2)
Incorporated by reference to the Registration Statement on Form S-1 (Registration Statement No. 333-39906) declared effective September 20, 2000.

(3)
Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (the "Commission") on November 16, 2000.

(4)
Filed herewith.

(5)
Previously filed.

Item 17. Undertakings

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 14—Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2)
  For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, State of California, on this 21st day of February, 2002.

TTM TECHNOLOGIES, INC.
By:	/s/ STACEY M. PETERSON Stacey M. Peterson, Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ KENTON K. ALDER* Kenton K. Alder	President, Chief Executive Officer (Principal Executive Officer), and Director	February 21, 2002
/s/ STACEY M. PETERSON Stacey M. Peterson	Chief Financial Officer, Secretary (Principal Financial and Accounting Officer)	February 21, 2002
/s/ JEFFREY W. GOETTMAN* Jeffrey W. Goettman	Chairman of the Board	February 21, 2002
/s/ MICHAEL E. MORAN* Michael E. Moran	Vice Chairman of the Board	February 21, 2002
/s/ DOUGLAS L. MCCORMICK* Douglas L. McCormick	Director	February 21, 2002
/s/ PHILIP M. CARPENTER III* Philip M. Carpenter III	Director	February 21, 2002
/s/ JOHN G. MAYER* John G. Mayer	Director	February 21, 2002

/s/ JAMES K. BASS* James K. Bass	Director	February 21, 2002
/s/ RICHARD P. BECK* Richard P. Beck	Director	February 21, 2002
/s/ KENNETH L. SHIRLEY* Kenneth L. Shirley	Director	February 21, 2002
*By:	/s/ STACEY M. PETERSON
Stacey M. Peterson, Attorney-in-Fact

EXHIBIT INDEX

1.1	Proposed form of Underwriting Agreement.(5)
2.1	Form of Plan of Reorganization.(2)
2.2
Recapitalization and Stock Purchase Agreement dated as of December 15, 1998 by and among Circuit Holdings, LLC, the Registrant and Lewis O. Coley, III, the Colleen Beckdolt Trust No. 2 and Ian Lewis Coley Trust No. 2.(2)
3.1	Registrant's Amended Articles of Incorporation.(2)
3.2	Registrant's Amended Bylaws.(2)
4.1	Form of Registrant's common stock certificate.(2)
4.2	Registration Rights Agreement dated as of December 15, 1998 among the Registrant, Lewis O. Coley, III and Circuit Holdings, LLC.(2)
4.3	Registration Rights Agreement dated as of July 13, 1999 among the Registrant and certain Purchasers listed on Schedule I thereto.(2)
4.4	Registration Rights Agreement dated as of July 13, 1999 among the Registrant and certain Purchasers of Warrants listed on Schedule I thereto.(2)
4.5	Subscription Agreement dated as of July 13, 1999 among the Registrant and Purchasers of Company Common Stock listed on Schedule I thereto.(2)
5.1	Opinion of Karr Tuttle Campbell, P.S.(4)
10.1
Amended and Restated Credit Agreement dated as of September 29, 2000 among the Company, the Domestic Subsidiaries of the Company from time to time parties thereto, the Lender Parties thereto, First Union National Bank, as Administrative Agent, Fleet Union Capital Markets Corp., as Lead Arranger.(3)
10.2
First Amendment to Amended and Restated Credit Agreement dated as of October 13, 2000 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, the Lender Parties thereto and First Union National Bank, as Administrative Agent.(3)
10.3
Second Amendment to Amended and Restated Credit Agreement dated as of December 21, 2001 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, the Lender Parties thereto and First Union National Bank, as Administrative Agent.(5)
10.4	Amended, Restated and Consolidated Management and Consulting Agreement among the Registrant, T.C. Management, L.L.C., T.C. Management IV, L.L.C. and Brockway Moran & Partners Management, L.P.(2)
10.5	Employment Agreement dated as of August 3, 2000 between the Registrant and Kenton K. Alder.(2)
10.6	Offer Letter dated as of February 25, 2000 between the Registrant and Stacey M. Peterson.(2)
10.7	Amended and Restated Management Stock Option Plan.(2)
10.8	Form of Management Stock Option Agreement.(2)
10.9	Form of 2000 Equity Compensation Plan.(2)
10.10	Form of Indemnification Agreement with directors, officers and key employees.(2)
10.11	Lease Agreement dated as of July 19, 1995 between the Port of Skagit County and the Registrant.(2)

10.12	Standard Industrial/Commercial Single-Tenant Lease dated as of March 9, 1998 between Harbor Building, LLC and Power Circuits, Inc.(2)
10.13	First Amendment to Lease dated as of February 1999 by Harbor Building, LLC and Power Circuits, Inc.(2)
10.14	Statutory Warranty Deeds for Redmond Facility.(2)
21.1	Subsidiaries of the Registrant.(2)
23.1	Consent of Arthur Andersen LLP.(5)
23.2	Consent of Ernst & Young LLP.(5)
23.3	Consent of Karr Tuttle Campbell, P.S. (included in opinion filed as Exhibit 5.1).
24.1	Power of Attorney pursuant to which amendments to this registration statement may be filed.(5)

(1)
To be filed by amendment.

(2)
Incorporated by reference to the Registration Statement on Form S-1 (Registration Statement No. 333-39906) declared effective September 20, 2000.

(3)
Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (the "Commission") on November 16, 2000.

(4)
Filed herewith.

(5)
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX